Exhibit 5(d)

LIMASSOL (HEAD OFFICE) GALA COURT CHAMBERS 6, Vassilis Vryonides Street P.O.Box 56854 CY-3310 Limassol, Cyprus Tel.: +25362233, Fax: +25373075 Telex: 6507 LITIGA CY E-mail: mouaimis@mouaimis.com.cy
Internet: www.mouaimis.com.cy	PANAYOTIS MOUAIMIS, ATH. UN., LL.M. (LONDON)
	MICHAEL MOUAIMIS,	THES/NIKI UNIVERSITY
	MICHAEL MARCOU,	ATHENS UNIVERSITY
PARALIMNI	OLGA LAMBROU,	ATHENS UNIVERSITY

111, 1st April Street P.O.Box 33186 CY-5311 Paralimni, Cyprus Tel: +23821844, Fax: +23820926	Your Reference	Our Reference

12 February 2004		G.103/2004/PM

Stratus Technologies, Inc. 111 Powdermill Road Maynard, MA 01754-3409
U.S.A.		BY FAX & COURIER

Dear Sirs,

SRA Technologies Cyprus Limited (the “Company”)

1.	We have acted as special legal counsel in Cyprus to the Company in connection with the Registration Statement on Form F-4 filed by Stratus Technologies, Inc. (the “Issuer”) and the Company with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of US$ 170,000,000 aggregate principal amount of senior unsecured notes (the “Notes”) fully and unconditionally guaranteed as to the payment of principal, premium and interest by the Company.

2.	For the purposes of giving this opinion, we have examined a copy of the Registration Statement and a facsimile copy of an indenture dated as of November 18, 2003 between Stratus Technologies Inc., the Company and other guarantors, and U.S. Bank National Association as Trustee pursuant to which the Notes will be issued (the “Indenture” and, together with the Registration Statement, the “Documents”, each of which terms do not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) which Indenture includes the guarantee of the Notes by the Company as set forth therein.

3.	We have also reviewed the memorandum of association and the bye-laws of the Company, certified extracts of resolutions passed at a meeting of the directors of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

4.	We have further assumed for such purposes:

(a)	the genuineness of all signatures and seals and the authenticity and completeness of all the documents submitted to us as originals;

(b)	any documents previously seen by us in draft have been executed in substantially the form of the drafts seen by us;

(c)	the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of such documents;

(d)	that all documents purporting to bear the common seal of the Company whether submitted to us as originals or as copies had been impressed with a seal which truly was the common seal of the Company;

(e)	that the resolutions of the Board of Directors of the Company were passed unanimously by all the Directors in good faith in the interests of the Company and not for any ulterior purpose;

(f)	that to the best of our knowledge the Company was not at the time when it entered into the documents unable to pay its debts (within the meaning of section 212 of the Cyprus Companies Law Cap.113) and did not by virtue of incurring liabilities thereunder become so unable; and

(g)	that there are no facts which have not been disclosed to us which would be relevant to our opinions expressed herein.

5.	The opinion set forth herein relates solely to and should be construed in accordance with Cypriot law as the same was in force as at the date hereof. We are not qualified to, and nor do we, express any opinion as to the law of any other jurisdiction.

6.	On the basis of the foregoing and subject to the qualifications set forth below, we are of the opinion that:

(a)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Cyprus.

(b)	The Company has taken all corporate action required to authorize execution, deliver and performance of the Indenture. The Indenture has been duly executed and delivered by or on behalf of the Company.

7.	This opinion is given for the benefit of the addressees and their legal advisers and may not be relied upon, nor disclosed to, any other person.

8.	Our opinion herein is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter.

9.	We hereby consent to the filing of this option as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving the consent, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/    Panayotis Mouaimis,

for Mouaimis & Mouaimis.

AR

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